EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-139270) on Form S-8 of America's Car-Mart, Inc. 401(k) Plan of our report dated June 26, 2014, relating to our audit of the financial statements and supplemental schedules of The America's Car-Mart, Inc. 401(k) Plan, which appears in this Annual Report on Form 11-K of The America's Car-Mart, Inc. 401(k) Plan for the year ended December 31, 2013.

\s\ HOGANTAYLOR LLP

June 26, 2014
Fayetteville, Arkansas